Exhibit 10.12

ASSIGNMENT OF MINING LEASE

For One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Great Western Exploration, LLC (“Assignor”), does hereby assign, convey and set over unto BE Resources Inc. (“Assignee”), whose legal address is 107 Hackney Circle, Elephant Butte, New Mexico 87935, all of its right, title and interest in and to that certain Mining Lease dated January 2, 2004, between David Q. Tognoni, as Lessee and Kenneth Alan Sullivan and Cherrill L. Sullivan, as Lessors, which lease was assigned by David Q. Tognoni to the Assignor on February 3, 2004, upon certain real property described in said lease located in Socorro County, New Mexico, which is more fully described as:

All of Special Section 2, and access through the East 1/2 of Special Section 4, Township 8 South, Range 7 West, save and except that portion of the Real Estate conveyed previously Quitclaimed to Commissioners of the Acequia de Canada Alamosa of Sierra County, New Mexico

TO HAVE AND TO HOLD the same unto the Assignee and its assigns from this date forward for the rest of the term of said lease, subject to the covenants, conditions and provisions therein.

SIGNED AND DELIVERED this 1st day of October, 2007.

GREAT WESTERN EXPLORATION, LLC

		Per:	/s/ David Q. Tognoni
David Q. Tognoni, General Manager
City of Toronto	)
) ss.
Province of Ontario	)

The foregoing instrument was acknowledged before me this 1st day of October, 2007 by David Q. Tognoni, the General Manager of Great Western Exploration, LLC.

/s/ [Illegible]
Notary Public

My commission expires: Not applicable